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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of 99CENTS Only Stores on Form S-4 (File No. 333-50515) of our reports, which include an explanatory paragraph related to going concern considerations, dated April 15, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Universal International, Inc. as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which reports are included in the Annual Report on Form 10-K of Universal International, Inc. for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                          PricewaterhouseCoopers LLP



Minneapolis, Minnesota
July 22, 1998